                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                        PHILADELPHIA SUBURBAN CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010


                             ---------------------
                   Notice of Annual Meeting of Shareholders
                            To Be Held May 17, 2001
                            ---------------------
TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Springfield Country Club, 400 West Sproul Road, Springfield, Pennsylvania 19064, at 10:00 A.M., local time, on Thursday, May 17, 2001, for the following purposes:

       1. To elect three directors to the class of directors for terms expiring at the 2004 Annual Meeting;

       2. Approval and adoption of the Amended and Restated 2001 Employee Stock Purchase Plan, which amends and restates the 1994 Employee Stock Purchase Plan; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 26, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.


                                        By order of the Board of Directors,




                                        PATRICIA M. MYCEK
                                        Secretary

April 9, 2001

--------------------------------------------------------------------------------
 REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES,
 OR VOTE ELECTRONICALLY, THROUGH THE INTERNET, BY FOLLOWING THE INSTRUCTIONS
 SET OUT ON THE PROXY CARD.
--------------------------------------------------------------------------------

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010

                             ---------------------
                                PROXY STATEMENT
                            ---------------------
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held Thursday, May 17, 2001 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 9, 2001.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

     The Annual Report to Shareholders for the year ended December 31, 2000, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 26, 2001. Additional copies of the Annual Report may be obtained by writing to the Company.


                            PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws. Shareholders will also be asked to approve and adopt the Amended and Restated 2001 Employee Stock Purchase Plan, as more fully described in Proposal No. 2.


                             VOTING AT THE MEETING

     Holders of shares of the Company's Common Stock of record at the close of business on March 26, 2001 are entitled to vote at the meeting. As of that date, there were 54,107,921 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to approve Proposal No. 2 or to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, under the Pennsylvania Business Corporation Law and the Pennsylvania Electronic Transaction Act, you may vote electronically, over the Internet, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy; if the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified for Proposal No. 2, but not for the election of directors. Abstentions will be considered present and entitled to vote at the meeting, but will not be considered a vote cast for Proposal No. 2 and, therefore, will have no effect on the vote on such Proposal. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not with respect to Proposal No. 2. Proxies received from brokers with respect to shares held in street name, even if such shares are not voted by brokers, will be considered present and entitled to vote at the meeting, but will not be considered a vote cast on Proposal No. 2 and, therefore, will have no effect on such Proposal.

     Execution of the accompanying proxy or voting electronically will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically has the right to revoke the proxy or the electronic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically regardless of whether or not you plan to attend the meeting.

                               (Proposal No. 1)

                             ELECTION OF DIRECTORS
Voting on Proposal No. 1

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     The Chairman of the Corporate Governance Committee held discussions with each of the directors in the class of directors with terms expiring at the 2001 Annual Meeting regarding their nomination for re-election. Mr. John E. Palmer and Mr. Robert O. Viets, who were elected to the Board of Directors in accordance with the terms of the 1998 merger agreement between the Company and Consumers Water Company and whose terms expire at the 2001 Annual Meeting, have indicated that they will not be standing for re-election. Mr. Richard J. Hechmann and Mr. Andrew D. Seidel, who were appointed to the Board of Directors in August 2000 and whose terms expire at the 2001 Annual Meeting, both agreed to stand for election by the shareholders for a full term at the Annual Meeting. After a thorough review of the existing board members and other candidates, and in line with the requirements of the Articles of Incorporation to maintain the size of the classes of directors as nearly equal as possible, the Corporate Governance Committee recommended and the full Board approved (i) the nomination of Mr. Richard J. Heckmann and Mr. Andrew D. Seidel, whose terms are to expire at the 2001 Annual Meeting, for election to the class of directors to be elected at the 2001 Annual Meeting; (ii) the nomination of Mr. Nicholas DeBenedictis, whose term was to expire at the 2002 Annual Meeting, for election to the class of directors to be elected at the 2001 Annual Meeting; and (iii) effective as of the Annual Meeting and election of directors as set forth herein, the reduction of the size of the Board of Directors from twelve to ten and the reduction of the size of the class of directors with terms expiring at the 2002 and 2004 Annual Meetings from four to three.

     Therefore, three directors, Messrs. DeBenedictis, Heckmann and Seidel, are to be elected by a plurality of the votes cast at the Annual Meeting and seven directors will continue to serve until either the 2002 or 2003 Annual Meetings, depending on the period remaining in their terms. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that all nominees will be available to serve.

     The Board of Directors recommends that the shareholders vote FOR the election of Messrs. DeBenedictis, Heckmann and Seidel as directors. For detailed information on each nominee, see pages 6 and 7.

General Information Regarding the Board of Directors and its Committees

     The Board of Directors held eight meetings in 2000. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Corporate Governance, and Pension Committees. Each director except Messrs. Heckmann and Seidel and Mrs. Carroll attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served in 2000.

     Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee met once in 2000. The Executive Committee currently has five members, and the Chairman of the Company serves as Chairman of the Executive Committee.

     Audit Committee. The Audit Committee is composed of three directors who are not officers of the Company or any of its subsidiaries. The Audit Committee is required to meet at least twice each year and met three times during 2000. The Committee operates pursuant to a written charter, which is attached as Appendix A to this Proxy Statement. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls, including the review of the Company's annual audited financial statements, and to monitor the independence of the Company's independent accountants. The Audit Committee has concurrent authority with the Board of Directors to select, evaluate and, where appropriate, replace the Company's independent accountants.

     Two members of the Committee are "independent" as defined by the rules of the New York Stock Exchange. The Board of Directors has determined, in its business judgment, that in the case of Mr. Smoot, who has been an executive officer of a bank with whom the Company has banking relationships, these relationships do not interfere with the exercise of his independent judgment.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its outside accountants and has determined that such services are compatible with maintaining the independence of the outside accountants.

     Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1988 Stock Option Plan and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held four meetings in 2000.

     Corporate Governance Committee. The Corporate Governance Committee is responsible for identifying qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. The Corporate Governance Committee has three members and held two meetings during 2000.

     It is the present policy of the Corporate Governance Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Corporate Governance Committee in care of the Company. See "Requirements for Advance Notification of Nominations."

     Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's investment advisors. The Committee consists of four members and met two times in 2000.


     The current members of the Committees of the Board of Directors are as follows:



                           Executive Compensation and
Executive Committee        Employee Benefits Committee     Audit Committee
------------------------   -----------------------------   ------------------
Nicholas DeBenedictis*     John F. McCaughan*              Richard L. Smoot*
G. Fred DiBona, Jr.        G. Fred DiBona, Jr.             John E. Menario
John F. McCaughan          Alan R. Hirsig                  Robert O. Viets
Richard L. Smoot
Richard H. Glanton, Esq


                              Corporate Governance
Pension Committee             Committee
---------------------------   -----------------------
Richard H. Glanton, Esq.*     G. Fred DiBona, Jr.*
Mary C. Carroll               Nicholas DeBenedictis
Nicholas DeBenedictis         Mary C. Carroll
John E. Palmer

------------
*Chairman


Requirements for Advance Notification of Nominations


     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.


     Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:


       (1) the name and residence of the shareholder who intends to make the nomination;


       (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

       (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

       (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

       (5) the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 3, 2001.


Information Regarding Nominees and Directors

     For each of the three nominees for election as directors at the 2001 Annual Meeting and the seven directors in the classes of directors whose terms of office are to expire either at the 2002 Annual Meeting or the 2003 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

--------------------------------------------------------------------------------
                    NOMINEES FOR ELECTION AT ANNUAL MEETING
--------------------------------------------------------------------------------


Nicholas DeBenedictis .........   Mr. DeBenedictis has served as Chief Executive Officer of the Company since
Ardmore, PA                       July 1992 and Chairman of the Board since May 1993. He also serves as Chair-
Director since 1992               man and Chief Executive Officer of the Company's principal subsidiaries, Phila-
                                  delphia Suburban Water Company and Consumers Water Company. Between
                                  April 1989 and June 1992, he served as Senior Vice President for Corporate
                                  Affairs of PECO Energy Company (now known as Exelon). From December
                                  1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Penn-
                                  sylvania Department of Environmental Resources. Mr. DeBenedictis is a direc-
                                  tor of Provident Mutual Life Insurance Company, PNC Bank Advisory Board,
                                  P.H. Glatfelter Company and Met-Pro Corporation. He also serves as Chairman of the Greater Philadelphia Chamber of Commerce and the Pennsylvania Busi-
                                  ness Roundtable, and is a member of the Board of Trustees of Drexel Univer-
                                  sity and Hahnemann/MCP University. Age: 55.

Richard J. Heckmann .........   Mr. Heckmann is Chairman of Vivendi Water, S.A., a global provider of water
Palm Desert, CA                 and wastewater systems and services. Mr. Heckmann founded and served as
Director since 2000             Chairman of the Board of Directors, Chief Executive Officer and President of
                                US Filter Corporation until its acquisition by Vivendi Water in April 1999.
                                Before forming US Filter, Mr. Heckmann was a Senior Vice President at
                                Prudential-Bache Securities in Rancho Mirage, California from January 1982 to
                                August 1990. He is also a director of Vivendi Environmental Inc., Station Casi-
                                nos, Inc., United Rentals, Inc. and K2, Inc. Age: 57.

Andrew D. Seidel ............   Mr. Seidel is President and Chief Operating Officer of Vivendi Water, S.A., a
Palm Desert, CA                 global provider of water and wastewater systems and services. Mr. Seidel was
Director since 2000             President and Chief Operating Officer of the Water and Wastewater Group of
                                US Filter Corporation from February 1998 until the acquisition of US Filter by
                                Vivendi Water in April 1999. He previously served as Executive Vice President of US Filter's Wastewater Group from July 1995 to February 1998 and as
                                Senior Vice President --Wastewater Group and General Manger of US Filter,
                                Inc., in Warrendale, Pennsylvania, from September 1993 to July 1995. Previ-
                                ously, he had served as Vice President of Membralox Group from December
                                1992. Mr. Seidel is also a member of the Management Board of Vivendi Envi-
                                ronmental, Inc. and a director of Automation Solutions, International, LLC.
                                Age: 38.

--------------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2002
--------------------------------------------------------------------------------

G. Fred DiBona, Jr. .........   Mr. DiBona has served since 1990 as President and Chief Executive Officer of
Bryn Mawr, PA                   Independence Blue Cross, the Delaware Valley region's largest health insurer.
Director since 1993             He also serves as Chairman, President and Chief Executive Officer of most of
                                Independence Blue Cross' subsidiaries and affiliates. Between 1987 and 1990,
                                Mr. DiBona served as President and Chief Executive Officer for Pennsylvania
                                Blue Shield's holding company, Keystone Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, Magellan Health Ser-
                                vices, Inc., Exelon Corporation, Tasty Baking Company, CorCell, Inc., Eclipsys
                                Corporation, FireKey, Inc. and various civic and charitable organizations. Age:
                                50.

Mary C. Carroll .........   Ms. Carroll is a consultant, and an advisor to nonprofit corporations, businesses
Bryn Mawr, PA               and government agencies and is a well-recognized civic volunteer. She is a
Director since 1981         founder, director or trustee of various civic and charitable organizations, includ-
                            ing the Metropolitan YMCA, the National Parks Mid-Atlantic Council and the
                            Girl Scouts of Southeastern Pennsylvania. Age: 60.

John E. Menario .........   Mr. Menario has served as Special Assistant to the President of BankNorth
Portland, ME                Group, Inc., a multi-bank holding company, since 1996. He served as Senior
Director since 1999         Executive Vice President and Chief Operating Officer of Peoples Heritage
                            Financial Group, Inc., from 1990 to 1996. Mr. Menario is also a director of
                            Morse, Payson & Noyes Insurance, Bank of New Hampshire and Stratevest,
                            Inc. Age: 65.

--------------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2003
--------------------------------------------------------------------------------

Richard H. Glanton, Esq. .........   Mr. Glanton has been a partner in the law firm of Reed Smith LLP in Philadel-
Philadelphia, PA                     phia since 1986. Mr. Glanton is Chairman of the Board of Philadelphia Televi-
Director since 1995                  sion Network, Inc. and a director of CGU Corporation of North America,
                                     Exelon Corporation and Wackenhut Corrections Corporation. Age: 54.

Alan R. Hirsig ...................   Mr. Hirsig retired as President and Chief Executive Officer of ARCO Chemical
Haverford, PA                        Company in 1998, a position he held since 1991. From 1984 to 1990, Mr. Hir-
Director since 1997                  sig was President of ARCO Chemical European Operations. Mr. Hirsig is a
                                     director of Celanese, A.G., Checkpoint Systems, Inc. and Hercules, Inc., as well as a trustee of Bryn Mawr College, the YMCA of Philadelphia and Vicinity, the
                                     Rosenbach Museum and Library and the Curtis Institute of Music. Age: 61.

John F. McCaughan ................   In 1998, Mr. McCaughan retired as President of the BetzDearborn, Inc. Foun-
Doylestown, PA                       dation, having served in that capacity since 1995. From 1995 to 1996, Mr.
Director since 1984                  McCaughan was Chairman of Betz Laboratories, Inc., which provides engi-
                                     neered chemical treatment of water, wastewater and process systems. Mr.
                                     McCaughan was Chairman and Chief Executive Officer of Betz Laboratories
                                     from 1982 to 1994. He is also a director of Penn Mutual Life Insurance Com-
                                     pany, Petroferm, Inc. and numerous charitable organizations. Age: 65.

Richard L. Smoot .........   Mr. Smoot is Regional Chairman of PNC Bank in Philadelphia and Southern
Radnor, PA                   New Jersey. From 1991 through 2000, Mr. Smoot served as President and Chief
Director since 1997          Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and
                             its predecessor, Provident National Bank. He also served as Executive Vice
                             President responsible for Operations and Data Processing for the Bank from
                             1987 to 1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as
                             First Vice President and Chief Operating Officer of the Federal Reserve Bank
                             of Philadelphia. Mr. Smoot is Chairman of The Philadelphia Orchestra and The
                             Settlement Music School. Mr. Smoot is also a director of P.H. Glatfelter Com-
                             pany and Southco Inc. Age: 60.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 2001 with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC"). Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). The shareholdings reflect the Company's 5-for-4 stock split effected in the form of a stock dividend distributed on December 1, 2000 to shareholders of record on November 15, 2000.



                                                      Sole voting          Shared voting              Total and
                                                      and/or sole          and/or shared          percent of class
                Beneficial Owner                   investment power     investment power(1)        outstanding(2)
-----------------------------------------------   ------------------   ---------------------   ----------------------
Mary C. Carroll ...............................           5,083                 1,351(3)                 6,434
Morrison Coulter ..............................          60,578                21,220(4)                81,798
Nicholas DeBenedictis .........................         411,143                91,960(5)               503,103
G. Fred DiBona, Jr. ...........................           5,000                    --                    5,000
Richard H. Glanton, Esq. ......................           3,512                    --                    3,512
Richard Heckmann(6) ...........................              --                    --                       --
Alan R. Hirsig ................................           5,332                    --                    5,332
John F. McCaughan .............................          10,498                    --                   10,498
John E. Menario ...............................           3,102                 2,672(7)                 5,774
John E. Palmer ................................          10,770                    --                   10,770
Richard R. Riegler ............................          66,620                 4,728                   71,348
Andrew D. Seidel(6) ...........................              --                    --                       --
David P. Smeltzer .............................          34,187                 7,398                   41,585
Richard L. Smoot(8) ...........................           2,750                    --                    2,750
Roy H. Stahl ..................................          58,746                44,615                  103,361
Robert O. Viets ...............................          17,631                    --                   17,631
All directors and executive officers as a group
 (16 persons) .................................         694,952(9)            173,944(10)              868,896(1.6%)

------------
 (1) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

 (2) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of March 1, 2001 (54,048,355 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of March 1, 2001 has not been shown.

 (3) The shareholdings indicated are owned of record by Mrs. Carroll's husband. Mrs. Carroll disclaims beneficial ownership of those shares.


 (4) The shareholdings indicated include 4,075 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership of those shares.


 (5) The shareholdings indicated include 1,162 shares owned of record by Mr. DeBenedictis' wife and 11,864 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership of those shares.


 (6) Mr. Heckmann is Chairman and Mr. Seidel is President and Chief Operating Officer of Vivendi Water S.A., which owns 8,267,377 shares of the Company and which is a wholly-owned subsidiary of Vivendi North America Company, which through its affiliates owns an additional 940,733 shares of the Company. Consequently, Mr. Heckmann and Mr. Seidel may be deemed to share voting power for the shares held by Vivendi Water S.A. and its affiliates.



 (7) The shareholdings indicated include 62 shares held by Mr. Menario's wife. Mr. Menario disclaims beneficial ownership of those shares.


 (8) The shareholdings indicated do not include approximately 563,997 shares as to which PNC Bank, National Association, or its affiliates have sole voting power as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. During 2000, Mr. Smoot was the President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey. Mr. Smoot disclaims beneficial ownership of those shares.


 (9) The shareholdings indicated include 464,757 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before April 1, 2001.


(10) The shareholdings indicated include 134,208 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.


     The following table sets forth certain information as of March 1, 2001, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.



                                                                     Percent of
                                         Amount and Nature           Outstanding
       Beneficial Owner               of Beneficial Ownership          Shares
------------------------------   --------------------------------   ------------
Vivendi S.A.                     Sole voting and dispositive             16.9%
42 Avenue de Friedland 75380     power over 9,208,110 shares (1)
Paris, Cedex 08 France

------------
(1) Based on the Schedule 13D of Vivendi dated August 7, 2000. The shares held have been adjusted for the 5-for-4 stock split in the form of a stock distribution effective December 1, 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. Management has primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The Audit Committee fulfills its oversight responsibilities as set forth in its charter by, among other things: reviewing the Company's audited financial statements prior to submission to the public, including discussions with management and the independent auditors of any significant issues regarding accounting principles, practices and judgments; reviewing the integrity of the Company's financial reporting processes and controls; selecting and evaluating the independent accountants; and reviewing all relationships between the independent accountants and the Company. In carrying out its responsibilities, the Audit Committee has: reviewed and discussed the Company's audited financial statements with management; discussed with the outside accountants the matters required to be discussed by Statements on Auditing Standards No. 61; discussed the written disclosures and the letter from the outside auditors required by Independence Standards Board Standard No. 1; and has discussed with the outside accountants the outside accountants' independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Committee also recommended, and the Board of Directors has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

                                          Respectfully submitted,




                                          Richard L. Smoot
                                          John E. Menario
                                          Robert O. Viets

                            EXECUTIVE COMPENSATION


REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE Overall Objectives


     Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

     Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.


   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.


   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.


     In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.


     At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are thirteen water utilities in the Composite Market. Due to continued consolidation in the investor-owned water utility industry, only three of the companies in the Composite Market are publicly traded companies of comparable size to the Company. Consequently, as of the proxy statement filed in 2000, the Company began using the Dow Jones Utility Index instead of the Edward Jones Water Utility Index as the peer group for the stock performance chart in the Company's proxy. None of the water utilities in the Composite Market are in the Dow Jones Utility Index.


     Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

Compensation Components

Base Salary

     To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

Cash Incentive Awards

     The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

Equity Incentives

     As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

     Under the terms of the Company's 1994 Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan, we believe, provides the Company the ability to attract and retain employees of significant abilities.


Summary of Actions Taken by the Committee

Salary Increase

     Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

     Mr. DeBenedictis' salary for 2000 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 2001, which was approved by the Board of Directors on February 6 and effective on April 1, 2001, is consistent with published salary survey information on salary levels and projected annual salary increases for 2001 and is based on the Committee's favorable assessment of his and the Company's performance.

Annual Incentive Award

     At its February 5, 2001 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 2000 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 6, 2001. Mr. DeBenedictis' annual incentive compensation for 2000 was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 2000 included growing revenues 7% by increasing the customer base through 18 acquisitions and growth ventures, obtaining necessary rate relief with rate cases in 2000 in Illinois, Maine, Ohio and Pennsylvania and managing the operations efficiently (operating expense to revenue ratio dropped to 36.9%, one of the lowest in the water industry) and effectively (the company continues to be a leader in investing in and achieving improved water quality). Mr. DeBenedictis also was instrumental in the Company's capital formation efforts, successfully completing the largest secondary public offering of equity in the Company's history.

Equity Incentives

     Effective March 6, 2001, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $24.88. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 50,000 options and dividend equivalents on March 6, 2001 at the grant price stated above. At its meeting, the Committee also approved management's recommendation to reduce the performance period for the dividend equivalents granted in 1999 and 2000 by one year based on the Company's performance against the 2000 measurement criteria established by the Committee for this purpose at its March 6, 2000 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders over a five-year period and customer growth.

     Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. Given the nature of the stock option grants and the level of other compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes applicable to the Company's compensation program.

                                          Respectfully submitted,




                                          John F. McCaughan
                                          G. Fred DiBona, Jr.
                                          Alan R. Hirsig

     The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 2000, 1999 and 1998 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.


                          SUMMARY COMPENSATION TABLE



                                                Annual Compensation
                                   ----------------------------------------------
                                                                        Other
                                                                       Annual
         Name and                                                      Compen-
    Principal Position      Year    Salary ($)(1)    Bonus($)(2)    sation($)(3)
-------------------------  ------  ---------------  -------------  --------------
N. DeBenedictis .........  2000        311,904         271,440         5,250
CEO                        1999        295,048         258,750         4,800
                           1998        282,296         267,188         4,800
M. Coulter ..............  2000        171,467          66,626         5,100
Pres.-PSW                  1999        155,641          65,950         4,669
                           1998        144,581          57,156         4,155
R. Stahl ................  2000        183,480          60,517         5,250
Ex. V.P. & Gen. Cnsl.      1999        170,594          60,861         4,800
                           1998        167,921          66,151         4,863
D. Smeltzer .............  2000        148,467          55,687         4,454
Sr. V.P.-Finance           1999        130,516          45,619         3,915
 & CFO                     1998        106,626          32,604         3,199
R. Riegler ..............  2000        165,427          51,737         4,963
Sr. V.P.-Eng. &            1999        158,049          49,797         4,741
 Environ. Aff.             1998        155,084          54,252         4,491



                                   Long Term Compensation
                           ---------------------------------------
                                      Awards              Payouts
                           ----------------------------  ---------
                                           Securities
                            Restricted       Under-                  All Other
                               Stock          lying         LTIP      Compen-
         Name and            Award(s)       Options/      Payouts     sation
    Principal Position        ($)(4)      SAR's (#)(5)      ($)       ($)(6)
-------------------------  ------------  --------------  ---------  ----------
N. DeBenedictis .........     468,800        50,000         --       167,067
CEO                                --        50,000         --       153,439
                              436,250        50,000         --       113,910
M. Coulter ..............          --        15,000         --        30,954
Pres.-PSW                          --        15,000         --        24,508
                                   --        10,000         --        21,593
R. Stahl ................          --        10,000         --        24,679
Ex. V.P. & Gen. Cnsl.              --        10,000         --        23,378
                                   --        10,000         --        19,442
D. Smeltzer .............          --        10,000         --        15,720
Sr. V.P.-Finance                   --         7,500         --        12,524
 & CFO                             --         5,000         --         9,451
R. Riegler ..............          --        10,000         --        24,256
Sr. V.P.-Eng. &                    --        10,000         --        23,148
 Environ. Aff.                     --        10,000         --        19,734

------------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions under the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 25,000 shares of restricted stock on May 15, 2000 under the Company's 1994 Equity Compensation Plan. The fair market value of the shares awarded on May 15, 2000 was $18.752 per share based on the average of the opening and closing prices on the New York Stock Exchange on that date. One-third of the restricted stock grant will be released to Mr. DeBenedictis each year on the anniversary of the grant and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 2000, the value of the 25,000 shares was $612,500 based on the closing price for the stock on December 31, 2000 of $24.50.

(5) Option award numbers have been restated to reflect the December 2000 5-for-4 stock split in the form of a stock distribution.

(6) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($13,787); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($1,606); (c) the amounts accrued for the named executive's accounts in 2000 in connection with the dividend equivalent awards made from 1996 through 2000 (Messrs. DeBenedictis $117,400, Stahl $23,480, Smeltzer $15,423, Riegler $23,480,
    and Coulter $28,630); (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $2,931, Stahl $552, Smeltzer $297, Riegler $776 and Coulter $2,324); and
    (e) reportable earnings in 2000 on amounts deferred under the Company's Executive Deferral Plan (DeBenedictis $6,173 and Stahl $647). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.


                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the average cumulative total return of a peer group of companies and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1995 and the reinvestment of all dividends. In the past, the Company had used the Edward Jones Water Utility Index for its peer group comparison. However, in 1999 and 2000, several of the companies in the Edward Jones Water Utility Index were acquired, merged or announced that they had entered into definitive agreements to be acquired or merged. As a result of the consequent impact of these acquisitions and mergers on the Index and the withdrawal from trading of several stocks, we decided in 2000 to use the Dow Jones Utility Index for our peer group comparison. For comparison purposes, we have included both the Edward Jones Water Utility Index and the Dow Jones Utility Index in the graph below. The Dow Jones Utility Index consists of the following companies:
American Electric Power Company; Consolidated Edison, Inc.; NiSource Inc.; Exelon Corporation; TXU Corporation; Edison International; Public Service Enterprise Group Incorporated; Dominion Resources, Inc; Enron Corporation; Reliant Energy, Incorporated; Williams Companies, Inc.; Duke Energy Corporation; PG&E Corporation; AES Corporation; and The Southern Company. The Edward Jones Water Utility Index consists of the following companies: American Water Works Company, Inc.; American States Water Company; Artesian Resources Corporation; California Water Service Company; Connecticut Water Service, Inc.; E'town Corporation; Middlesex Water Company; Pennichuck Corporation; Philadelphia Suburban Corporation; SJW Corporation; Southwest Water Company and York Water Company.

                        FIVE YEAR GROWTH -- TOTAL RETURN


                                 E Jones            S&P 500         Dow Jones
                  PSC              Water           Composite        Utilities
                  ---              -----           ---------        ---------
1995            100.00            100.00            100.00            100.00
1996            150.70            127.40            122.95            109.10
1997            231.93            174.16            163.96            134.19
1998            319.68            212.12            210.81            159.52
1999            230.76            271.30            255.16            149.91
2000            353.00            294.09            231.96            226.01


     The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          STOCK OPTION GRANTS IN 2000


     The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 2000 to each executive officer identified in the Summary Compensation Table who received options during the period.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                            Grant Date
                                                Individual Grant                               Value
                         ---------------------------------------------------------------   ------------
                                                 % of
                            Number of            Total
                            Securities       Options/SAR's      Exercise
                            Underlying        Granted to        or Base                     Grant Date
                          Options/SAR's        Employees         Price       Expiration       Present
         Name             Granted(#)(1)     in Fiscal Year     ($/Sh)(2)        Date        Value($)(3)
----------------------   ---------------   ----------------   -----------   ------------   ------------
DeBenedictis .........       50,000              11.2%          14.6750       03/06/2010       176,000
Coulter ..............       15,000               3.3%          14.6750       03/06/2010        52,800
Stahl ................       10,000               2.2%          14.6750       03/06/2010        35,200
Smeltzer .............       10,000               2.2%          14.6750       03/06/2010        35,200
Riegler ..............       10,000               2.2%          14.6750       03/06/2010        35,200

------------
(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four-year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1996 through 2000 is shown on the Summary Compensation Table.


(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.


(3) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 3.9%, (ii) a risk free rate of return of 6.4%, (iii) volatility of 21.1%, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

     Stock Option Exercises in 2000 and Value of Options at Year-End 2000

     The following table sets forth information concerning the number of stock options exercised under the Company's 1988 Stock Option Plan and the 1994 Equity Compensation Plan during 2000 by each executive officer listed below and the number and value of unexercised options as of December 31, 2000, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.


              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES



                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-the-Money
                                                                   Options/SAR's at                  Options/SAR's at
                              Shares                              Fiscal Year-End (#)             Fiscal Year-End ($)(1)
                             Acquired           Value       -------------------------------   ------------------------------
         Name             on Exercise(#)     Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------   ----------------   -------------   -------------   ---------------   -------------   --------------
DeBenedictis .........        19,426           211,619         304,442          99,999          4,491,679         794,157
Coulter ..............        18,750           254,158          31,663          28,333            343,742         227,849
Stahl ................             0                 0          61,246          20,000            860,776         158,831
Smeltzer .............         3,500            59,872          20,833          16,666            255,946         137,076
Riegler ..............         4,629            34,511          30,741          20,000            344,873         158,831

------------
(1) Based on the average of the high and low price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 2000 ($23.975).

CERTAIN COMPENSATION PLANS

Retirement Plan

     The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

     The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.


                                 PENSION TABLE


    Average Salary
                                  Estimated Annual Pension Based on Service of
   During Five Years     --------------------------------------------------------------
 Preceding Retirement     15 Years     20 Years     25 Years     30 Years     35 Years
----------------------   ----------   ----------   ----------   ----------   ----------
      $100,000            $ 24,600     $ 32,800     $ 41,100     $ 43,600     $ 46,100
       125,000              31,400       41,800       52,300       55,400       58,600
       150,000              38,100       50,800       63,600       67,300       71,100
       175,000              44,900       59,800       75,800       79,200       83,600
       200,000              51,600       68,800       86,100       91,100       96,100
       225,000              58,400       77,800       97,300      102,900      108,600
       250,000              65,100       86,800      108,600      114,800      121,100
       300,000              78,600      104,800      131,100      138,600      146,100
       350,000              92,100      122,800      153,600      162,300      171,100
       400,000             105,600      140,800      176,100      186,100      196,100
       450,000             119,100      158,800      198,600      209,800      221,100
       500,000             132,600      176,800      221,100      233,600      246,100

     The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 2000, be entitled to a pension based on the remuneration level listed in the following table:


                                                            Completed
                                           Covered           Years of
                Name                    Remuneration     Credited Service
------------------------------------   --------------   -----------------
     Nicholas DeBenedictis .........      $526,214               9
     Morrison Coulter ..............      $198,356              40
     Roy H. Stahl ..................      $226,751              19
     Richard R. Riegler ............      $204,250              31
     David P. Smeltzer .............      $148,830              14

     A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors in 1992 and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $128,532.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts and Termination of Employment and Change of Control Arrangements

     Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments under agreements with the Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to two and one-half times his average annual cash compensation and the other executive officers will be entitled to two times their average annual cash compensation, plus continuation of their normal fringe benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides that, in exchange for a non-competition agreement, he will be entitled to receive one-half of his average annual cash compensation and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, accrued dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change of control events.


Compensation of Directors


     Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of shares of the Company's Common Stock. As part of its annual review of the competitiveness of the directors compensation, the Executive Compensation and Employee Benefits Committee in 2000 recommended and the Board of Directors approved an increase in the annual grant of shares of the Company's Common Stock from 500 shares (as adjusted for the December 1, 2000 5-for-4 stock split in the form of a stock distribution) to 700 shares starting with the grant in 2001. Directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, including Committee meetings. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. Directors are eligible to defer part or all of their fees under the Company's Director Deferral Plan. Amounts deferred accrue interest at the prime interest rate plus 0.5% or may be deemed invested in the Company's Common Stock at a 5% discount. Amounts deferred are not funded. In 2000, Mr. Viets deferred $20,000 of his fees which accrued earnings of $462 in 2000.


Certain Transactions


     Richard H. Glanton, a director, is a partner in the law firm of Reed Smith, LLP, which firm has provided legal services to the Company in 2000.


                               (PROPOSAL NO. 2)
                   ADOPTION OF THE AMENDED AND RESTATED 2001
                         EMPLOYEE STOCK PURCHASE PLAN


     The Board of Directors is submitting to the shareholders for their approval the Company's Amended and Restated 2001 Employee Stock Purchase Plan (the "2001 ESPP"). The 2001 ESPP was adopted, subject to shareholder approval by the Board of Directors on March 6, 2001.


     The 1994 Employee Stock Purchase Plan (the "1994 ESPP") was originally adopted by the Board of Directors on March 15, 1994, and approved by the shareholders at the Company's annual meeting on May 19, 1994. The Board of Directors believes it is appropriate now to amend and restate the 1994 ESPP. Approval of this proposal to adopt the 2001 ESPP requires the affirmative vote of a majority of shares, present in person or represented by proxy, or electronic vote at the Annual Meeting.

     The 2001 ESPP:

       1. Allows the committee appointed by the Board of Directors to administer the plan (see point 4 below) and to set the discount for stock purchases at up to 15%. In connection with its adoption of the 2001 ESPP, the Board of Directors has set the current discount at 10%.

       2. Allows the Board of Directors to amend the plan for any reason not specifically reserved to shareholders under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

       3. Entitles eligible employees to join the plan as soon as they become employees of the Company or its subsidiaries, without having to wait six months.

       4. Charges the Board of Directors with appointing a committee to administer the plan.

     There were 300,000 shares initially authorized for issuance under the 1994 ESPP. As a result of the 3-for-2 stock split in 1996, the 4-for-3 stock split in 1997 and the 5-for-4 stock split in 2000, and offset by the sales of stock under the 1994 ESPP, 599,169 shares are available for purchase under the 2001 ESPP. The original 300,000 shares were registered on Form S-8 on March 8, 1994 (File No. 33-52557).

     The text of the 2001 ESPP in the form submitted to the shareholders for approval is set forth in full as Appendix B to this proxy statement, and the summary of amendments and description of the 2001 ESPP contained herein is qualified throughout by reference to Appendix B. All capitalized terms in the description have the meaning set forth in the 2001 ESPP. A description of the Company's other compensation plans established for the benefit of executive officers and other employees appears under the caption "Executive Compensation" in this proxy statement.

     The Company believes that adoption of the 2001 ESPP will serve to further align our employees' interests more closely to those of our shareholders, provide an additional incentive for our employees to continue to contribute to the prosperity of the Company and bring our employee stock purchase plan into line with current industry plans and practices.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN.


DESCRIPTION OF THE 2001 ESPP


     The 2001 ESPP provides Eligible Employees of the Company and its subsidiaries with the opportunity to purchase shares of the Company's Common Stock (the "Stock") at a discount of up to 15% from the prevailing market price. Purchases can be made through regular payroll deductions or voluntary cash deposits. The minimum payroll deduction for weekly paid employees is five dollars ($5.00) per week, and ten dollars ($10.00) per payroll period for employees paid bi-weekly or semi-monthly. The maximum payroll deduction cannot exceed ten percent (10%) of an employee's Compensation. The total Market Value of a Participants' stock purchases through both payroll deductions and voluntary deposits is limited to twenty-five thousand dollars ($25,000), for each calendar year.

     The 2001 ESPP is open to all active full-time and part-time employees of the Company and employees who are not so classified, if their customary employment is for more than twenty (20) hours per week and for more than five
(5) months per year. No minimum period of service is required before an employee can join the plan. As of March 26, 2001 there were approximately 1,025 employees eligible to participate in the 2001 ESPP, of whom 334 were Participants.


     A total of 599,169 shares of the Company's Stock are available for purchase under the 2001 ESPP. The shares may be newly issued shares, treasury stock or may be purchased by the Company on the open market. As of March 20, 2001, the closing price of the Common Stock on the New York Stock Exchange was $23.07.


     The purchase price of the shares of stock purchased under the 2001 ESPP is the lower of the average of the high and low trading prices reported, on the New York Stock Exchange, for the Company's common stock on either the first or last business day of each month, less the discount. The Company pays all the administrative costs and brokerage fees associated with maintaining the 2001 ESPP and purchasing shares for the Participants' accounts. The full amounts in the Participants' stock purchase accounts on the last business day of each month are used to buy full and fractional shares for each Participant. The Stock is held in the Participant's Employee Stock Purchase Plan Account (the "Employee Account") until directed otherwise by the Participant.


     Dividends are paid on all full and fractional shares held in a Participant's Employee Account. Unless otherwise directed by a Participant, all dividends paid on such shares are automatically reinvested under the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRP"). In accordance with the terms of the DRP, reinvested dividends will be used to purchase additional shares of stock at a five percent (5%) discount from the prevailing market price. Participants may elect to receive the dividends on all of their full and fractional shares in cash.


     Participants may sell the shares in the Employee Account at any time, and are responsible for any applicable federal, state or local taxes, if any, that the Company is required to withhold with respect to the purchase or sale of shares, and brokers' commissions resulting from the sale of shares.


     The 2001 ESPP is administered by a committee appointed by the Board of Directors. The committee has delegated certain of its administrative responsibilities to the Company's Human Resource Department and the Company's transfer agent, Fleet National Bank N.A. and its affiliate EquiServe, L.P. The 2001 ESPP is not subject to either the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Code. The 2001 ESPP is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code.


     The 2001 ESPP will continue through March 6, 2011 ten years from the date adopted by the board unless terminated prior thereto pursuant to its provisions or pursuant to action by the Board of Directors, which has the right to terminate the 2001 ESPP at any time without prior notice to any Participant. The Board of Directors may, at any time and from time to time, amend the 2001 ESPP in any respect except for those matters specifically reserved by Section 423 of the Code for shareholder approval.

FEDERAL TAX CONSEQUENCES

     The 2001 ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The federal tax consequences of the 2001 ESPP are outlined below.

     Under the Internal Revenue Code as currently in effect, a Participant in the 2001 ESPP will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the Participant's acquisition of stock pursuant to the 2001 ESPP. A Participant who acquires shares under the 2001 ESPP will recognize income when he or she sells or otherwise disposes of such shares.

     If a Participant sells shares more than two years after the date on which the option to purchase the shares was granted and more than one year after the purchase of the shares (the holding period), a portion of the Participant's gain will be ordinary income and a portion will be capital gain. The Participant will be taxed at ordinary income tax rates on the excess of the value of the shares when the option was granted over the purchase price (i.e., the discount), or, if less, the entire gain on the sale. The Participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the Participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the Participant. The Company will not be entitled to any tax deduction with respect to a sale by a Participant after the holding period.

     If a Participant sells shares before the expiration of the holding period, the Participant generally will be taxed at ordinary income tax rates to the extent that the value of the shares when the shares were purchased exceeded the purchase price. The Company will be entitled to a corresponding deduction. The Participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the Participant.

     The estate of a Participant who dies while holding shares acquired under the 2001 ESPP will recognize ordinary income in the year of the Participant's death equal to the excess of the value of the shares when the option was granted over the purchase price, or, if less, the amount by which the fair market value of the shares at the date of death exceeds the purchase price.

                            INDEPENDENT ACCOUNTANTS

     On October 3, 2000 the Board of Directors, upon the recommendation of the Audit Committee, dismissed KPMG LLP as the Company's independent accountants. As stated by the Company in its Form 8-K filing relative to this action, the audit report of KPMG LLP on the consolidated balance sheet and statement of capitalization of the Company and its subsidiaries as of December 31, 1999, and the related consolidated statements of income and comprehensive income and cash flow for each of the years in the two-year period ended December 31, 1999, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999 and through October 3, 2000, there had been no disagreements with KPMG LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have resulted in a reportable event as defined in Regulation S-K Item 304 (a) (1)
(v).

     Also on October 3, 2000, the Board of Directors, upon the recommendation of the Audit Committee, engaged PricewaterhouseCoopers LLP as our new independent accountants for fiscal year 2000. During the two most recent fiscal years and through October 3, 2000, we have not consulted with PricewaterhouseCoopers LLP regarding:

   o the application of accounting principles to a specified transaction, either completed or proposed;

   o the type of audit opinion that might be rendered on our financial statements, and in no case was a written report provided to us nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or

   o any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 (a) (1) (iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.

     Total fees for the 2000 fiscal year from KPMG LLP, the Company's former independent accountants, were $381,827 for audit fees and $284,257 for all other non-audit services, including tax services. There were no fees billed by KPMG LLP for financial system design and implementation services. Total fees for the 2000 fiscal year from PricewaterhouseCoopers LLP, the Company's current independent accountants, were $126,732 for audit fees. There were no fees billed by PricewaterhouseCoopers LLP during 2000 for other non-audit services or for financial system design and implementation services.

     Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will be available to respond to appropriate questions.


         SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 2002 ANNUAL MEETING

     Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 2002 Annual Meeting, resolutions must be received by December 10, 2001.

     The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

       Patricia M. Mycek
       Secretary
       Philadelphia Suburban Corporation
       762 W. Lancaster Avenue
       Bryn Mawr, PA 19010

                            ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 2000. Please direct your requests to Patricia M. Mycek, Secretary, Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 2000 through December 31, 2000, all filing requirements applicable to its officers and directors have been complied with.


                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                        By Order of the Board of Directors,




                                        PATRICIA M. MYCEK
                                        Secretary

April 9, 2001

                                                                     Appendix A


                       PHILADELPHIA SUBURBAN CORPORATION
                            AUDIT COMMITTEE CHARTER
                     ------------------------------------
PURPOSE
--------
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

       o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

       o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

       o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


COMPOSITION AND MEETINGS
---------------------------
Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-management directors. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should conduct separate private meetings in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

RESPONSIBILITIES
----------------
The responsibilities of the Audit Committee shall include:

    1. Under concurrent authority with the Board of Directors, the Audit Committee is responsible for the selection, evaluation and, when appropriate, replacement of the Company's independent auditor.

    2. Review the scope of the independent auditor's annual audit, including estimated audit fees.

    3. Review the performance of the Company's independent auditor's on an annual basis.

    4. Review the independent auditor's reports and recommendations.

    5. Review all the relationships of the independent auditor, with the Company and discuss any such relationships that may impact the objectivity and independence of the independent auditor.

    6. Review action taken by management in response to the independent auditor's recommendations.

    7. Review Company policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

    8. Review the Company's annual audited financial statements prior to its submission to the public, including auditor's opinions, management letters and management's discussion and analysis. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgements.

    9. Arrange for periodic reports from management and the independent auditor assessing the impact of significant regulatory changes, of accounting or reporting developments proposed by the FASB or SEC, or of any other significant financial matters that may affect the Company.

   10. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent auditor.

   11. Review material current and pending litigation or regulatory proceedings in which the Company is a party bearing on corporate governance or that may have a significant financial impact on the Company.

   12. Review significant cases of employee conflict of interest, misconduct or fraud.

   13. Direct special investigations into significant matters brought to the Audit Committee's attention within the scope of its duties.

   14. Review the Audit Committee Charter annually and propose to the Board any recommended changes. Have the Charter filed every three years in accordance with SEC regulations.

   15. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

   16. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

                                                                     Appendix B


                       PHILADELPHIA SUBURBAN CORPORATION
             AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

                  ------------------------------------------

The purpose of the Philadelphia Suburban Corporation Amended and Restated 2001 Employee Stock Purchase Plan is to provide eligible employees of the Philadelphia Suburban Corporation (the "Company") and its subsidiaries an opportunity to purchase the common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company. The Plan must be approved by the stockholders of the Company within 12 months after the date on which the Plan is adopted. The Plan amends and restates the Philadelphia Suburban Corporation 1994 Employee Stock Purchase Plan.


                                   ARTICLE I
                                  Definitions


     Sec. 1.01 "Board of Directors" means the Board of Directors of the Company.

     Sec. 1.02 "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

     Sec. 1.03 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 5.04.

     Sec. 1.04 "Company" means Philadelphia Suburban Corporation, a Pennsylvania corporation, or any successor by merger or otherwise.

     Sec. 1.05 "Compensation" means a Participant's base wages, overtime pay, commissions, cash bonuses, premium pay and shift differential, before giving effect to any compensation reductions made in connection with plans described in section 401(k) or 125 of the Code.

     Sec. 1.06 "Effective Date" shall mean the date the Plan is approved by the Company's stockholders.

     Sec. 1.07 "Election Date" means the first business day of each calendar month during which the Plan is in effect, or such other dates as the Committee shall specify; provided that the first Election Date for the Plan shall be the Effective Date.

     Sec. 1.08 "Eligible Employee" means each employee of the Employer:

       (i) Who is employed by the Employer and (a) who is classified by the Employer as an "active regular or part-time non-union employee" or as an "active full or part-time union employee" and (b) each person who is not so classified, if such person's customary employment is for more than twenty (20) hours per week and for more than five months per year, and

       (ii) Who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     Sec. 1.09 "Employer" means the Company and each Subsidiary.

     Sec. 1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

     Sec. 1.11 "Market Value" means the average of the high and low trading prices for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the average of the high and low trading prices for the Stock on the day next preceding the date of reference for which such price was reported or, if there was no such reported price, the fair market value as determined by the Committee.

     Sec. 1.12 "Participant" means each Eligible Employee who elects to participate in the Plan.

     Sec. 1.13 "Plan" means the Philadelphia Suburban Corporation Amended and Restated 2001 Employee Stock Purchase Plan, as set forth herein and as hereafter amended, which amends and restates the Philadelphia Suburban Corporation 1994 Employee Stock Purchase Plan.

     Sec. 1.14 "Plan Year" means each calendar year during which the Plan is in effect.

     Sec. 1.15 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

     Sec. 1.16 "Purchase Date" means the last day of each Purchase Period.

     Sec. 1.17 "Purchase Period" means each one month period or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations or a lump sum deposit under Section 3.05(b).

     Sec. 1.18 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 3.03.

     Sec. 1.19 "Stock" means the common stock of the Company.

     Sec. 1.20 "Subsidiary" means any present or future corporation which (i) constitutes a "subsidiary corporation" of the Company as that term is defined in section 424 of the Code and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other foreign subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.


                                  ARTICLE II
                          Admission to Participation


     Sec. 2.01 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of the Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 2.02 or a change under Section 3.05.

   Sec. 2.02 Discontinuance of Participation.


       (a) A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. A Participant who ceases contributions during a Purchase Period may not make additional contributions to the Plan during the Purchase Period. The Participant may again elect to participate in the Plan on the next Election Date, if the Participant is then an Eligible Employee. A Participant who ceases contributions during a Purchase Period may request payment of any funds held in his or her account under the Plan. Any funds remaining in the Participant's account on the Purchase Date shall be used to purchase Stock pursuant to Section 3.04, if the Participant remains an Eligible Employee.


       (b) If a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant, and the Participant shall receive payment of any funds held in his or her account under the Plan.


     Sec. 2.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.


     Sec 2.04 Leave of Absence. A Participant who is on an approved leave of absence may continue to participate in the Plan during the leave of absence by making cash payments to the Company, at such times as the Committee determines, equal to the payroll deductions that would have been made had the leave of absence not occurred.


                                  ARTICLE III
                           Stock Purchase and Resale


     Sec. 3.01 Reservation of Shares. There shall be 300,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with Section 4.02. Except as provided in Section 4.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan. The shares of Stock may be (a) Treasury or newly issued shares of the Company or (b) purchased by the Company on the open market.


     Sec. 3.02 Limitation on Shares Available.


       (a) The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (i) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or (ii) the Participant's proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 3.01.


       (b) Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

       (c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

     Sec. 3.03 Purchase Price of Shares.

     (a) Unless the Committee determines otherwise, the Purchase Price per share of the Stock to be sold to Participants under the Plan shall be the lower of:

       (i) 85% of the Market Value of such share on the first day of the Purchase Period, or

       (ii) 85% of the Market Value of such share on the Purchase Date.

     (b) The Committee may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of the first day of the Purchase Period or the Purchase Date, or the lower of such values, so long as the percentage shall not be lower than 85% of such Market Value.

     Sec. 3.04 Exercise of Purchase Privilege.

     (a) As of the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 3.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 3.02 above, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

     (b) Subject to the provisions of Section 3.02, there shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock and fractional shares as can be purchased with the amounts withheld from the Participant's Compensation or deposited by the Participant as described in Section 3.05(b) during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made. Any amounts that are withheld from a Participant's Compensation in a Purchase Period and that remain after the purchase of whole shares of Stock on a Purchase Date will be held in the Participant's account, without interest, and applied on the Participant's behalf to purchase Stock on the next Purchase Date.

     Sec. 3.05 Payroll Deductions and Deposits.

     (a) Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during the Purchase

Period of an amount (i) not less than $5.00 per paycheck for a Participant who is paid on a weekly payroll period basis or $10.00 per paycheck for a Participant who is paid biweekly or semi-monthly payroll period basis, and (ii) not more than ten percent (10%) of such Participant's Compensation, rounded to the next highest whole dollar amount. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by filing with the Committee a notice in such form and at such time in advance of the Election Date on which the change is to be effective as the Committee shall prescribe.


     (b) The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to their Purchase Agreements, instead of or in addition to payroll deductions pursuant to Section 3.05(a) subject to the following: (i) only one deposit as described in this paragraph shall be accepted in Purchase Period, (ii) the minimum amount that a Participant may contribute to the Plan pursuant to this paragraph shall be twenty-five dollars ($25) per Purchase Period and (iii) the total amount that the Participant may contribute to the Plan pursuant to this paragraph together with all payroll deductions pursuant to paragraph (a) above may not exceed the $25,000 limitation specified in paragraph (c) of Section 3.02 above. The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.


     (c) Dividends will be paid on all whole and fractional shares purchased by a Participant. Unless otherwise directed by the Participant, all dividends paid with respect to shares purchased by each Participant will be automatically be reinvested under the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan.


     Sec. 3.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions and any deposits made by a Participant pursuant to Section 3.05(b). All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.


     Sec. 3.07 Share Ownership; Issuance of Certificates.


     (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.


     (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant,
(ii) issuing and delivering certificates for the number of shares of Stock purchased to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship, or in such other form as the Committee may permit.

     (c) The Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any stockholder accounts established for a Participant.

     Sec. 3.08 Distribution of Shares or Resale of Stock.

     (a) In accordance with the procedures established by the Committee, a Participant may request a distribution of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

     (b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any stockholder account established pursuant to Section 3.07(b), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

     (c) If a Participant is to receive a distribution of shares of Stock, or if shares are to be sold, the distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash. Any brokerage commissions resulting from a sale of Stock shall be deducted from amounts payable to the Participant.


                                  ARTICLE IV
                              Special Adjustments

     Sec. 4.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

     (a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess;

     (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted; and

     (c) Any amounts remaining shall be repaid the Participants.

     Sec. 4.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 3.01, the maximum number of shares that may be purchased by a Participant as provided in
Section 3.02(b), and the calculation of the Purchase Price per share may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

     Sec. 4.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of Stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, unless the Board determines otherwise, and the balance of any amounts withheld from a Participant's Compensation or deposited pursuant to Section 3.05(b) which have not by such time been applied to the purchase of Stock shall be returned to the Participant.

                                   ARTICLE V
                                 Miscellaneous


     Sec. 5.01 Non-Alienation. Except as set forth below, the right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime and may not be assigned or otherwise transferred by the Participant. If a Participant dies, unless the executor, administrator or other personal representative of the deceased Participant directs otherwise, any amounts previously withheld from the Participant's Compensation or deposited pursuant to Section 3.05(b) before the Participant's death during the Purchase Period in which the Participant dies shall be used to purchase Stock on the Purchase Date for the Purchase Period. After that Purchase Date, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant all shares of Stock and such residual amounts as may remain to the Participant's credit under the Plan.

     Sec. 5.02 Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Stock directed by Participants).

     Sec. 5.03 No Interest. No interest shall be payable with respect to amounts withheld or deposited under the Plan.

     Sec. 5.04 Committee. The Board of Directors shall appoint the Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, requests for distribution of shares, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties, including, but not limited to, the delegation of those duties. The Committee's interpretations and decisions with respect to the Plan shall be final and conclusive.

     Sec. 5.05 Withholding of Taxes; Notification of Transfer.

     (a) All acquisitions and sales of Stock under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding. The Company may require that Participants pay to the Company (or make other arrangements satisfactory to the Company for the payment of) the amount of any federal, state or local taxes that the Company is required to withhold with respect to the purchase of Stock or the sale of Stock acquired under the Plan, or the Company may deduct from the Participant's wages or other compensation the amount of any withholding taxes due with respect to the purchase of Stock or the sale of Stock acquired under the Plan.

     (b) A Participant shall be required to advise the Committee immediately if the Participant transfers (by sale, gift or other manner) any shares of Stock acquired under the Plan within two years after the beginning of the Purchase Period in which the Stock is purchased.

     Sec. 5.06 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the stockholders under Section 423 of the Code shall be submitted to the stockholders of the Company for approval.

     Sec. 5.07 Expiration and Termination of the Plan. The Plan shall continue in effect for ten years from March 6, 2001, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's Compensation or deposited by the Participant which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

     Sec. 5.08 No Employment Rights. Participation in the Plan shall not give an employee any right to continue in the employment of an Employer, and shall not affect the right of the Employer to terminate the employee's employment at any time, with or without cause.

     Sec. 5.09 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

     Sec. 5.10 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Company's corporate headquarters, or such other address as the Committee may designate. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

     Sec. 5.11 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

     Sec. 5.12 Internal Revenue Code and ERISA Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     Sec. 5.13 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     Sec. 5.14 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict

                                                                      4959-PS-01

Dear Shareholder:

     Enclosed are materials relating to Philadelphia Suburban Corporation's 2001 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

     Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope, or vote electronically through the Internet by following the Instructions set out on the proxy card, whether or not you expect to attend the meeting.


                                                     Nicholas DeBenedictis
                                                     Chairman & President

                                  DETACH HERE

                                      PROXY
                        PHILADELPHIA SUBURBAN CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PHILADELPHIA SUBURBAN CORPORATION

             Proxy for Annual Meeting of Shareholders, May 17, 2001

     The undersigned hereby appoints David P. Smeltzer, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at the Springfield Country Club, 40O West Sproul Road, Springfield, PA 19064, at 10:00 a.m., on Thursday, May 17, 2001 and any adjournments thereof, and, with all powers the undersigned would possess, if present to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in item 1 on the reverse side; FOR approval of the Amended and Restated 2001 Employee Stock Purchase Plan as set forth in item 2; and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

-----------                                                        -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                               SIDE
-----------                                                        -----------

PHILADELPHIA SUBURBAN
CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


                         ----------------
                         Vote by Internet
                         ----------------

                         It's fast, convenient, and your vote is immediately confirmed and posted.

                         --------------------------------------------------
                         Follow these four easy steps:

                         1. Read the accompanying Proxy Statement and Proxy
                            Card.

                         2. Go to the Website
                            http://www.eproxyvote.com/psc

                         3. Enter your 14-digit Voter Control Number
                            located on your Proxy Card above your name.

                         4. Follow the Instructions provided.
                         --------------------------------------------------

                         Your vote is important!
                         Go to http://www.eproxyvote.com/psc anytime!

           Do not return your Proxy Card if you are voting by Internet


                                   DETACH HERE

/X/ Please mark
    votes as in
    this example.


The Board of Directors recommends that you vote FOR all nominees for Director and FOR Proposal 2.

                                                                                 FOR    AGAINST  ABSTAIN
1. Election of Directors.                    2. Adoption of an Amended and      /   /    /   /    /   /
   Nominees: (01) Nicholas DeBenedictis,        Restated 2001 Employee Stock
             (02) Richard J. Heckmann,          Purchase Plan.
              and (03) Andrew D. Seidel

FOR                          WITHHELD        3. In their discretion, the proxies are authorized to
ALL         /   /    /   /   FROM ALL           vote upon such other business as may properly come
NOMINEES                     NOMINEES           before the meeting.



/   / ________________________________________
      For all nominees except as written above




                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /   /

                         THIS PROXY MUST BE SIGNED EXACTLY AS NAME
                         APPEARS HEREIN.

                         Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature:______________ Date:_________  Signature:______________ Date:_________